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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2004

WMS INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8300 (Commission File Number)	36-2814522 (IRS Employer Identification No.)

800 South Northpoint Blvd., Waukegan, Illinois (Address of principal executive offices)	60085 (Zip Code)

Registrant’s telephone number, including area code: (847) 785-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On September 9, 2004, the Compensation Committee of the Board of Directors of WMS Industries Inc. (the “Company”) adopted a Nonqualified Deferred Compensation Plan (the “Plan”) effective as of December 1, 2003. The purpose of the Plan is to provide certain management and highly compensated employees a means to defer compensation on a pre-tax basis and receive contributions from the Company. All of the Company’s executive officers and others have been selected as eligible individuals and invited to participate in the Plan. A copy of the Plan is attached hereto as Exhibit 10.1.

Item 9.01    Financial Statements and Exhibits.

(c)        Exhibits

Exhibits	Description
10.1	WMS Industries Inc. Nonqualified Deferred Compensation Plan

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMS INDUSTRIES INC.
Date: September 15, 2004	/s/ Kathleen J. McJohn
Kathleen J. McJohn
Vice President, General Counsel and Secretary

Exhibit Index

Exhibits	Description
10.1	WMS Industries Inc. Nonqualified Deferred Compensation Plan